                                                                       Exhibit 1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

Financial Statements as of and for the Years Ended December 31, 2000 and 1999 and Independent Auditors' Report

PG&E CORPORATION
RETIREMENT SAVINGS PLAN


TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                 Page
INDEPENDENT AUDITORS' REPORT                                      1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
 DECEMBER 31, 2000 AND 1999:

 Statements of Net Assets Available for Benefits                  2

 Statements of Changes in Net Assets Available for Benefits       3

 Notes to Financial Statements                                  4-10

INDEPENDENT AUDITORS' REPORT

To the Employee Benefit Committee of PG&E Corporation, and Participants of the PG&E Corporation Retirement Savings Plan:


We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan (the "Plan") as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.




DELOITTE & TOUCHE LLP




July 3, 2001

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2000 AND 1999 (in thousands)
--------------------------------------------------------------------------------

                                                      2000                1999

ASSETS:
  Investment in Master Trust                     $ 1,759,237         $         -
  Investments at fair value                                            1,627,666
  Stable Value Fund                                                      257,344
  Participant loans                                                       19,111
                                                 -----------         -----------
           Total assets                            1,759,237           1,904,121
                                                 -----------         -----------
NET ASSETS AVAILABLE FOR BENEFITS                $ 1,759,237         $ 1,904,121
                                                 ===========         ===========

See notes to financial statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED  DECEMBER 31, 2000 AND 1999 (in thousands)
--------------------------------------------------------------------------------

                                                          2000            1999

Investment income (loss):
  Net appreciation in fair value of investments                       $   69,927
  Interest and dividend income                                             4,124
  Plan interest in Master Trust investment loss     $  (113,613)
                                                    -----------       ----------

           Total investment income (loss)              (113,613)          74,051
                                                    -----------       ----------

Contributions:
  Employer contributions                                 33,186           20,001
  Employee contributions                                 66,523           38,717
                                                    -----------       ----------

           Total contributions                           99,709           58,718
                                                    -----------       ----------

Distributions:
  Benefit distributions to participants                 125,002           46,188
  Administrative expenses                                   308              160
                                                    -----------       ----------

           Total distributions                          125,310           46,348
                                                    -----------       ----------

NET INCREASE (DECREASE) DURING THE YEAR
  BEFORE ASSET TRANSFERS                               (139,214)          86,421

ASSET TRANSFERS IN (OUT)                                 (5,670)         260,802
                                                    -----------       ----------

NET INCREASE (DECREASE)                                (144,884)         347,223

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                   1,904,121        1,556,898
                                                    -----------       ----------

  End of year                                       $ 1,759,237       $1,904,121
                                                    ===========       ==========

See notes to financial statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------

1. DESCRIPTION OF PLAN

   The following brief description of the PG&E Corporation Retirement Savings Plan (the "RSP"), is provided for general informational purposes only. Participants should refer to the Plan Document for more complete information.

   General - Effective June 1, 1999, the Pacific Gas and Electric Company Savings Fund Plan Part I (the "Plan") was amended and restated, and Fidelity Management Trust Company (the "Trustee") was appointed Trustee. All Plan assets held by the former trustee in the Pacific Gas and Electric Company (the "Utility") Savings Fund Plan Master Trust were then transferred to the RSP. Assets of certain other affiliated company qualified benefit plans were also transferred into the RSP.

   Effective April 2, 2000, a separate plan, the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the "Union RSP") was formed. In addition, assets from certain qualified plans, sponsored by the PG&E Corporation Group were transferred into the RSP during 2000. Investment assets of both the RSP and the Union RSP are maintained within a Master Trust.

   The RSP is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The RSP covers certain nonunion and union employees of all companies directly owned by PG&E Corporation (the "Corporation") including employees of the Corporation (collectively the "PG&E Corporation Group") as designated by its Employee Benefit Committee ("EBC"). The companies comprising the PG&E Corporation Group consist of PG&E Corporation and its subsidiaries.

   The Board of Directors of the Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. Each company within the PG&E Corporation Group provides administrative support to the EBC to handle the day-to-day administration. The EBC provides administrative oversight on behalf of the RSP.

   Eligibility - Certain nonunion and union employees of the PG&E Corporation Group are eligible to participate in the RSP as defined by the Plan Document.

   Contributions - Participating employees may elect to contribute from 1 to 16 percent of their covered compensation ("Covered Compensation") on a pre-tax or after-tax basis through payroll deductions. The Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code (the "Code") to $170,000 for 2000 and $160,000 for 1999. Participants may also rollover amounts representing distributions from other qualified plans. Pre-tax contributions are not subject to federal or state income tax until withdrawn or distributed from the RSP.

   As provided by the Code, pre-tax employee contributions may not exceed $10,500 for 2000 and $10,000 for 1999, and total contributions to a participant's account may not exceed the lesser of 25% of compensation or $30,000 for the year.

   There are two types of employer contributions - matching employer contributions and basic employer contributions. Participants who are not accruing service under a defined benefit retirement plan in which their employer participates receive a basic employer contribution of 5% of covered compensation plus, after one year of service, a matching employer contribution of 100% of their elective employee contributions up to 5% of covered compensation. Participants who are accruing service under a defined benefit plan in which their employer participates do not receive a basic employer contribution; such participants receive matching employer contributions of 75% of their elective employee contributions up to 3% of covered compensation for employees with one to three years of service and up to 6% of covered compensation for employees with three or more years of service.

   Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with their elective contribution, the PG&E Corporation Group's employer contributions and an allocation of the RSP's net earnings and certain investment management fees. Allocations are based on participant account balances as defined in the Plan Document.

   Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100% vested at all times.

   Investment Options - Individual participants designate the way in which their contributions and employer basic contributions are invested and may change their investment designation at any time. Company matching contributions are invested in the PG&E Corporation Stock Fund. The following investment funds were available to the participants as of December 31, 2000 and 1999:

   . PG&E Corporation Stock Fund - This Fund is designed to provide participants with an opportunity to own part of PG&E Corporation and share in the investment performance of PG&E Corporation stock, while holding an appropriate level (approximately one to five percent) of short-term investments to meet daily liquidity requirements. All employer matching contributions are initially invested in this Fund. However, participants may reallocate the employer match to the other investment options once it has been credited to their account.

   . Bond Index Fund - This Fund seeks to match the returns of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.

   . Small Company Stock Index Fund - This Fund seeks to match the performance of the Russell Special Small Company Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.

   . Large Company Stock Index Fund - This Fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.

   . International Stock Index Fund - This Fund seeks to match closely the performance of the Morgan Stanley Capital International ("MSCI") Europe Australia and Far East ("EAFE") Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.

   . RSP Stable Value Fund - This Fund aims to provide safety of principal and liquidity while providing a higher return over time than that offered by money market funds.

   . RSP Conservative Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 60 percent in the Bond Index Fund, 30 percent in the Large

      Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.

   . RSP Moderate Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.

   . RSP Aggressive Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

   Effective June 1, 1999 (date of plan restatement) the RSP offered participants a Mutual Fund Window which provides a broad array of approximately 150 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

   The RSP contains an Employee Stock Ownership Plan (ESOP). This enables the RSP to pay dividends declared on the PG&E Corporation Stock Fund directly to participants each quarter. Participants may elect their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

   Participant Loans - Participants may borrow from their fund accounts a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan terms are up to five years for general purpose loans or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1%, as determined by the RSP's Trustee for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid ratably through payroll deductions. The related interest income associated with these loans is re-invested back into the RSP in accordance with the participants' current investment elections.

   Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's vested account value. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. In the event of a participant's death, the participant's beneficiaries will receive the participant's account value in a lump sum payment except as provided in the Plan Document.

   Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and applicable company within the PG&E Corporation Group. Hardship withdrawals and certain in-service withdrawals are permitted subject to approval.

   Administrative Expenses - Each company within the PG&E Corporation Group pays its share of the costs of administering the RSP, including fees and certain Trustee expenses. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

   Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to their account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. The Trustee is required, however, to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

   Plan Termination - The Corporation's Board of Directors reserves the right to amend or terminate the RSP at any time subject to provisions of ERISA. In the event the RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Corporation or any company within the PG&E Corporation Group.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The accompanying financial statements are prepared on the accrual basis of accounting.

   Basis of Accounting and Use of Estimates - The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of additions, deductions, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

   A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

   Investment Valuation and Income Recognition - The RSP's investments (except for interest in the Stable Value Fund and the Participant Loans) are stated at fair value. Fair value for units is determined by quoted prices in an active market. The RSP values investments in the Stable Value Fund and Participant Loans at cost which approximates fair value.

   Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the individual participating plans each day based upon their proportional share of the fund balances.

   Interest income is recognized as it is earned and dividends are recorded on the ex-dividend date.

   Net appreciation (depreciation) in fair value of investments consists of the net change in unrealized appreciation (depreciation) during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year. Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

   Payment of Benefits - Benefit payments to participants are recorded upon distribution.

3. INVESTMENTS

   Each investment fund is managed by the Trustee or an investment manager, who have discretionary investment authority over the funds. Although the EBC is responsible for the selection of the RSP's investment options and the Mutual Fund Window (although not its constituent funds), neither the EBC nor any of the companies within the PG&E Corporation Group are involved in their day-to-day investment operations.

   Investments greater than 5% of net assets available for benefits as of December 31, 2000 and 1999 are as follows (in thousands):

                                                            2000         1999

      Investment in Master Trust                        $ 1,759,237    $      -
      PG&E Corporation Stock Fund                                       235,031
      Large Company Stock Index Fund                                    958,727
      Mutual Fund Window Funds                                          210,591
      Stable Value Fund                                                 257,344



   The share price of PG&E Corporation common stock was $20.00 and $20.50 per share at December 31, 2000 and 1999, respectively. At July 3, 2001, the stock's price per share was $12.56.

   For the year ended December 31, 1999, the Plan's net appreciation in fair value was comprised of the following (in thousands):


      PG&E Corporation Stock Fund                                    $ (128,033)
      Bond Index Fund                                                       414
      Small Company Stock Index Fund                                     20,081
      Large Company Stock Index Fund                                    131,184
      International Stock Index Fund                                     16,843
      Mutual Fund Window Funds                                           20,867
      Stable Value Fund                                                   8,571
                                                                     ----------

      Total                                                          $   69,927
                                                                     ==========

The following summarizes the net assets and related investment fund balances of the Master Trust and the Plan's allocated share of such amounts as of December 31, 2000 (in thousands):


PG&E Corporation Stock Fund *                                   $    270,273
Bond Index Fund                                                       60,780
Small Company Stock Index Fund                                       124,624
Large Company Stock Index Fund                                       926,591
International Stock Index Fund                                        54,391
Mutual Fund Window Funds                                             207,870
Money Market Funds                                                    23,507
                                                                ------------

     Investments at Fair Value                                     1,668,036

Investments at Cost:
  Stable Value Fund                                                  318,521
  Participant Loans                                                   23,771
                                                                ------------

     Total Investments                                             2,010,328
                                                                ------------

Net Assets                                                      $  2,010,328
                                                                ============

Allocated to the Plan                                           $  1,759,237
Allocated to Other Plans                                             251,091
                                                                ------------

Total All Plans                                                 $  2,010,328
                                                                ============

* Includes non-participant directed amounts.

The net investment loss of the Master Trust by major category and the Plan's allocated share of such amounts for the year ended December 31, 2000, is as follows (in thousands):

Net depreciation in fair value of investments                   $   (187,635)
Interest income                                                       50,918
Dividends                                                              4,902
Other investment income                                                1,800
                                                                ------------

Total investment loss                                           $   (130,015)
                                                                ============

Allocated to the Plan                                           $   (113,613)
Allocated to another Plan                                            (16,402)
                                                                ------------

Total                                                           $   (130,015)
                                                                ============

Financial Investments with off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" which applies to the Plan. This statement recognizes that derivatives may be used by the Plan's investment managers to achieve their investment objectives. However, the Plan assets will not be exposed to risks through derivatives that would be inappropriate in their absence. At December 31, 2000 and 1999, the Plan held no direct investments in derivatives.

4. ASSET TRANSFERS IN (OUT)

   Asset transfers are comprised of the following (in thousands):

                                                         2000            1999

   Transfers out to Retirement Savings Plan for
    Union-Represented Employees                      $ (15,052)    $       -
   Net transfers in from other qualified plans           9,382       260,802
                                                     ---------     ---------

   Total transfers in (out)                          $  (5,670)    $ 260,802
                                                     =========     =========



5. RELATED-PARTY TRANSACTIONS

   Certain Plan investments, including investments in the Master Trust, are shares of mutual funds managed by the Trustee. The Plan also invests in PG&E Corporation Stock. These transactions qualify as party-in-interest transactions.

6. TAX STATUS

   The Internal Revenue Service (IRS) had ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code and trust forming a part thereof is exempt under Section 501(a) of the Code. Accordingly, no provision for federal income taxes has been made to the financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to:
   (1) employee 401(k) contributions, (2) reinvested dividends, earnings, and interest income on both 401(k) contributions and non-401(k) contributions, or
   (3) employer contributions, until the time that they withdraw such amounts from the RSP.

   The Corporation received a favorable tax determination letter from the IRS on April 25, 2000. Accordingly, the Corporation believes that the RSP is designed and operated in accordance with the applicable requirements of the Code.

7. SUBSEQUENT EVENT

   PG&E Corporation Common Stock is approximately 13% of the Plan's total investment in the Master Trust as of December 31, 2000. As of July 3, 2001, the current value of a share of PG&E Corporation common stock decreased by approximately 45.2% as compared to the value of a share at December 31, 2000.

   Historically, PG&E Corporation paid quarterly dividends to participants in the PG&E Corporation Stock Fund. In light of its financial condition and the California energy crisis, PG&E Corporation suspended the declaration and payment of dividends in January 2001. Further, under the terms of a credit agreement, PG&E Corporation is prohibited from declaring and paying dividends until outstanding loans have been repaid.

   On April 6, 2001, the Utility, a subsidiary of PG&E Corporation, sought protection from its creditors through a Chapter 11 bankruptcy filing. The filing for bankruptcy and the related uncertainty around any reorganization plan that is ultimately adopted will have a significant impact on the Utility's future liquidity and results of operations. Except as disclosed above, the bankruptcy of the Utility will have no effect on the Plan.

                                     ******

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED
EMPLOYEES


Financial Statements as of December 31, 2000 and for the Period from April 2, 2000 (Date of Inception) through December 31,2000 and
Independent Auditors' Report

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2000 AND
 FOR THE PERIOD APRIL 2, 2000 (DATE OF INCEPTION)
 THROUGH DECEMBER 31, 2000:

 Statement of Net Assets Available for Benefits                               2

 Statement of Changes in Net Assets Available for Benefits                    3

 Notes to Financial Statements                                               4-9

INDEPENDENT AUDITORS' REPORT


To the Employee Benefit Committee of PG&E Corporation, and Participants of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees:

We have audited the accompanying statement of net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the "Plan") as of December 31, 2000, and the related statement of changes in net assets available for benefits for the period from April 2, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000, and the changes in net assets available for benefits for the period from April 2, 2000 (date of inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.




DELOITTE & TOUCHE LLP




July 3, 2001

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2000 (in thousands)
--------------------------------------------------------------------------------

ASSETS -
 Investment in Master Trust                                         $ 251,091
                                                                    ---------

NET ASSETS AVAILABLE FOR BENEFITS                                   $ 251,091
                                                                    =========

See notes to financial statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
PERIOD FROM APRIL 2, 2000 (Date of Inception)
THROUGH DECEMBER 31, 2000 (in thousands)
--------------------------------------------------------------------------------


Investment loss -
  Plan interest in Master Trust investment loss                    $ (16,402)
                                                                   ---------

Contributions:
  Employer contributions                                               1,633
  Employee contributions                                               6,856
                                                                   ---------

           Total contributions                                         8,489
                                                                   ---------

Distributions:
  Benefit distributions to participants                               11,799
  Administrative expenses                                                  7
                                                                   ---------

           Total distributions                                        11,806
                                                                   ---------

NET DECREASE DURING THE PERIOD BEFORE ASSET TRANSFERS                (19,719)

ASSET TRANSFERS IN                                                   270,810
                                                                   ---------

NET INCREASE                                                         251,091

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of period                                                      -
                                                                   ---------

  End of period                                                    $ 251,091
                                                                   =========


See notes to financial statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

NOTES TO FINANCIAL STATEMENTS
PERIOD FROM APRIL 2, 2000 (Date of Inception)
THROUGH DECEMBER 31, 2000
--------------------------------------------------------------------------------

1.   DESCRIPTION OF PLAN

     The following brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the "Plan"), is provided for general informational purposes only. Participants should refer to the Plan Document for more complete information.

     General - PG&E Corporation (the "Corporation") established the Plan on April 2, 2000. The Plan is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan covers certain union employees of Pacific Gas and Electric Company, a wholly-owned subsidiary of PG&E Corporation (the "Utility") as designated by the Employee Benefit Committee ("EBC") of the Corporation. The companies comprising the PG&E Corporation Group consist of PG&E Corporation and its subsidiaries.

     Assets from certain other qualified plans, sponsored by the PG&E Corporation Group were transferred into the Plan during 2000. These assets include transfers from the PG&E Corporation Retirement Savings Plan (the "RSP") and transfers from other qualified plans sponsored by the Utility (see Note 4). Investment assets of both the RSP and the Plan are maintained within a Master Trust.

     The Board of Directors of the Corporation has established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. Each company within the PG&E Corporation Group provides administrative support to the EBC to handle the day-to-day administration. The EBC provides administrative oversight on behalf of the Plan.

     Eligibility - Certain union employees, as defined by the Plan Document, of the PG&E Corporation Group are eligible to participate in the Plan.

     Contributions - Participating employees may elect to contribute from 1 to 16 percent of their covered compensation ("Covered Compensation") on a pre-tax, or after-tax, basis through payroll deductions. The Covered Compensation for purposes of the Plan is limited by the Internal Revenue Code (the "Code") to $170,000 for 2000. Participants may also rollover amounts representing distributions from other qualified plans. Pre-tax contributions are not subject to federal or state income tax until withdrawn or distributed from the Plan.

     As provided by the Code, pre-tax employee contributions may not exceed $10,500 for 2000, and total contributions to a participant's account may not exceed the lesser of 25% of compensation, or $30,000, for the year.

     Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Plan. For eligible employees, matching employer contributions will be made if the participant has at least three years of service. Participants who have three years, but less than five years of service receive matching employer contributions of 50% of the employee's pre-tax and /or after-tax contributions that do not exceed 3% of the employee's covered compensation; participants with five years, but less than ten years of service, receive matching employer contributions of 50% of the employee's pre-tax and/or after-tax contributions that do not exceed 3% of the employee's covered compensation; participants with five years, but less than ten years of service, receive matching employer contributions of 50% of the employee's pre-tax and/or after-tax contributions that do not exceed 4% of the employee's covered compensation; participants with ten years, but less than fifteen years of service, receive matching employer contributions of 50% of the employee's pre-tax and/or after-tax contributions that do not exceed 5% of the employee's covered compensation; and participants with fifteen years of service or more receive matching employer contributions of 50% of the employee's pre-tax and/or after-tax contributions that do not exceed 6% of the employee's covered compensation.

      Participant Accounts - Individual accounts are maintained for each participant in the Plan and each account is credited with their elective contribution, the employer contributions and an allocation of the Plan's net earnings and certain investment management fees. Allocations are based on participant account balances as defined in the Plan Document. The benefit to which a participant is entitled is the benefit which can be provided by the participant's account.

      Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100% vested at all times.

      Investment Options - Individual participants designate the way in which their contributions are invested and may change their investment designation at any time. Company matching contributions are invested in the PG&E Corporation Stock Fund. The following investment funds were available to the participants as of December 31, 2000:

      . PG&E Corporation Stock Fund - This Fund is designed to provide participants with an opportunity to own part of PG&E Corporation and share in the investment performance of PG&E Corporation common stock. All employer matching contributions are initially invested in this Fund. However, participants may reallocate the employer match to the other investment options once it has been credited to their account.

      . Bond Index Fund - This Fund seeks to match the returns of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.

      . Small Company Stock Index Fund - This Fund seeks to match the performance of the Russell Small Cap Completeness Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.

      . Large Company Stock Index Fund - This Fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.

      . International Stock Index Fund - This Fund seeks to match closely the performance of the Morgan Stanley Capital International ("MSCI") Europe Australasia and Far East ("EAFE") Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.

      . RSP Stable Value Fund - This Fund aims to provide safety of principal and liquidity while providing a higher return over time than that offered by money market funds.

      . RSP Conservative Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 60 percent in the Bond Index Fund, 30 percent in the Large

          Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.

     . RSP Moderate Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.

     . RSP Aggressive Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

     The Plan offers participants a Mutual Fund Window which provides a broad array of approximately 150 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

     The Plan contains an Employee Stock Ownership Plan ("ESOP"). This enables the Plan to pay dividends declared on the PG&E Corporation Stock Fund directly to participants each quarter. Participants may elect their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

     Participant Loans - Participants may borrow from their fund accounts a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan terms are up to five years for general purpose loans or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1%, as determined by the Plan's Trustee, Fidelity Management Trust Company, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid ratably through payroll deductions. The related interest income associated with these loans is re-invested back into the Plan in accordance with the participants' current investment elections.

     Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's vested account value. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. In the event of a participant's death, the participant's beneficiaries will receive the participant's account value in a lump sum payment except as provided in the Plan Document.

     Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and applicable company within the PG&E Corporation Group. Hardship withdrawals and certain in-service withdrawals are permitted subject to approval.

     Administrative Expenses - Each company within the PG&E Corporation Group pays its share of the costs of administering the Plan, including fees and certain expenses of the Trustee management fees. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

     Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to their account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. The Trustee is required, however, to vote any unallocated shares on behalf of the collective best interest of the Plan participants and beneficiaries.

     Plan Termination - The Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to provisions of ERISA. In the event the Plan is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Corporation or any company within the PG&E Corporation Group.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting - The accompanying financial statements are prepared on the accrual basis of accounting.

     Basis of Accounting and Use of Estimates - The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of additions, deductions, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

     A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

     Investment Valuation and Income Recognition - The Plan's investments (except for interest in the Stable Value Fund and the Participant Loans) are stated at fair value. Fair value for units is determined by quoted prices in an active market. The Plan values investments in the Stable Value Fund and Participant Loans at cost which approximates fair value.

     Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Plan are allocated to the individual participating plans each day based upon their proportional share of the fund balances.

     Interest income is recognized as it is earned and dividends are recorded on the ex-dividend date.

     Net depreciation in fair value of investments consists of the net change in unrealized depreciation during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year. Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

     Payment of Benefits - Benefit payments to participants are recorded upon distribution.

3.   INVESTMENTS

     Each investment fund is managed by the Trustee or an investment manager, who have discretionary investment authority over the funds. Although the EBC is responsible for the selection of the Plan's investment options and the Mutual Fund Window vehicle (although not its constituent funds), neither the EBC nor any of the companies within the PG&E Corporation Group are involved in their day-to-day investment operations.

     The share price of PG&E Corporation common stock was $20.00 per share at December 31, 2000. At July 3, 2001, the stock's price per share was $12.56.

   The following summarizes the net assets and related investment fund balances of the Master Trust and the Plan's allocated share of such amounts as of December 31, 2000 (in thousands):

     PG&E Corporation Stock Fund *                                                      $  270,273
     Bond Index Fund                                                                        60,780
     Small Company Stock Index Fund                                                        124,624
     Large Company Stock Index Fund                                                        926,591
     International Stock Index Fund                                                         54,391
     Mutual Fund Window Funds                                                              207,870
     Money Market Funds                                                                     23,507
                                                                                        ----------

                Investments at Fair Value                                                1,668,036

     Investments at Cost:
       Stable Value Fund                                                                   318,521
       Participant Loans                                                                    23,771
                                                                                        ----------

                Total Investments                                                        2,010,328
                                                                                        ----------

     Net Assets                                                                         $2,010,328
                                                                                        ==========

     Allocated to the Plan                                                              $  251,091
     Allocated to Other Plans                                                            1,759,237
                                                                                        ----------

     Total All Plans                                                                    $2,010,328
                                                                                        ==========

     *  Includes non-participant directed amounts.

   The net investment loss of the Master Trust by major category and the Plan's allocated share of such amounts for the year ended December 31, 2000, is as follows (in thousands):

     Net depreciation in fair value of investments                                        $(187,635)
     Interest income                                                                         50,918
     Dividends                                                                                4,902
     Other investment income                                                                  1,800
                                                                                          ---------

                Total investment loss                                                     $(130,015)
                                                                                          =========

     Allocated to the Plan                                                                $ (16,402)
     Allocated to another Plan                                                             (113,613)
                                                                                          ---------

     Total                                                                                $(130,015)
                                                                                          =========

   Financial Investments with off-Balance Sheet Risk - The EBC has adopted a "Position Statement on Risk Management" which applies to the Plan. This statement recognizes that derivatives may be used by the Plan's investment managers to achieve their investment objectives. However, the Plan assets will not be exposed to risks through derivatives that would be inappropriate in their absence. At December 31, 2000, the Plan held no direct investments in derivatives.

4.  ASSET TRANSFERS IN

    Asset transfers are comprised of the following (in thousands):

     Transfers in from RSP                                          $ 15,052
     Net transfers in from Utility Plans                             255,758
                                                                    --------

     Total transfers                                                $270,810
                                                                    ========

5.  RELATED-PARTY TRANSACTIONS

    Certain Plan investments, including investments in the Master Trust, are shares of mutual funds managed by the Trustee. The Plan also invests in PG&E Corporation Stock. These transactions qualify as party-in-interest transactions.

6.  TAX STATUS

    The Corporation intends to file an application with the IRS as to the qualification of the Plan under Sections 401(a), 401(k) and 409(a) of the Code, and as to the tax-exempt status of the trust forming a part of the Union RSP under Section 501(a) of the Code. Because the Corporation has recently received a determination letter for the PG&E Corporation Retirement Savings Plan, which has terms similar to those of the Plan, it expects that the Plan, revised as necessary through the IRS determination letter process, will also receive a favorable determination letter. Accordingly, the Corporation believes that the Plan is designed and operated in accordance with the applicable requirements of the Code.

7.  SUBSEQUENT EVENT

    PG&E Corporation Common Stock is approximately 19% of the Plan's total investments as of December 31, 2000. As of July 3, 2001, the current value of a share of PG&E Corporation common stock decreased by approximately 45.2% as compared to the value of a share at December 31, 2000.

    Historically, PG&E Corporation paid quarterly dividends to participants in the PG&E Corporation Stock Fund. In light of its financial condition and the California energy crisis, PG&E Corporation suspended the declaration and payment of dividends in January 2001. Further, under the terms of a credit agreement, PG&E Corporation is prohibited from declaring and paying dividends until outstanding loans have been repaid.

    On April 6, 2001, the Utility, a subsidiary of PG&E Corporation, sought protection from its creditors through a Chapter 11 bankruptcy filing. The filing for bankruptcy and the related uncertainty around any reorganization plan that is ultimately adopted will have a significant impact on the Utility's future liquidity and results of operations. Except as disclosed above, the bankruptcy of the Utility will have no effect on the Plan.

                                    ******